NYSE Amex Equities Exchange Symbol - UEC

Uranium Energy Corp. Announces Closing of Offering

Corpus Christi, TX, April 10, 2012 - Uranium Energy Corp. (NYSE AMEX: UEC, the "Company") is pleased to announce the closing of its previously announced public offering (the "Offering") of shares of its common stock, $0.001 par value per share (each a "Share" and, collectively, the "Shares"). The Company sold 6,246,078 Shares at a price of $3.60 per Share, for gross proceeds of $22,485,880, which includes 686,078 Shares sold pursuant to an over-allotment option exercised by the placement agents.

The Company offered and sold the Shares pursuant to an agency agreement dated April 2, 2012 between the Company and a syndicate of placement agents with Dundee Securities Ltd. acting as the lead placement agent and sole bookrunner in connection with the Offering. The syndicate of placement agents included Global Hunter Securities LLC, CIBC World Markets Inc. and Haywood Securities Inc. The Company granted the placement agents an option, exercisable in whole or in part, at the sole option of Dundee Securities Ltd., on behalf of the placement agents, to place up to an additional 15% of the Offering (that is, an additional 834,000 Shares), at $3.60 per Share. Dundee Securities Ltd. exercised this option with respect to 686,078 Shares.

The Company anticipates that the net proceeds from the Offering will be used to fund exploration and development expenditures at the Company's projects and for general corporate and working capital purposes.

The Shares were offered by the Company pursuant to a prospectus supplement to the Company's effective shelf registration statement on Form S-3 (File No. 333-176406) previously filed with the Securities and Exchange Commission (the "SEC") and pursuant to a prospectus supplement to the Company's shelf prospectus filed with certain Canadian regulators in each of the provinces of Canada, except Quebec, pursuant to the multi-jurisdictional disclosure system.

Copies of the prospectus supplement and accompanying base prospectus relating to the Offering may be obtained from the SEC website as http://www.sec.gov, from the System for Electronic Document Analysis and Retrieval website at http://www.sedar.com or from the lead placement agent at:

Dundee Securities Ltd.
Suite 2000, Dundee Place
1 Adelaide Street East, Toronto, Ontario, M5C 2V9
Tel: (416) 849-7887

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any state or jurisdiction.

About Uranium Energy Corp.:

Uranium Energy Corp. is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine.  UEC's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction.  UEC's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining. For further information review the Company's filings with the SEC at www.sec.gov or visit the Company's profile on the SEDAR website at www.sedar.com.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.